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                                                           Exhibit 3.120

                             CERTIFICATE OF INCORPORATION
                                          OF
                             SURF'S UP PUBLICATIONS, INC.



    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

    FIRST: The name of the corporation (hereinafter called "Corporation") is Surf's Up Publications, Inc.

    SECOND: The address, including street number, city and count , of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, county of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System., Inc.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000. The par value of each such share is $.Of. All such shares are of one class and are shares of common stock.

    FIFTH: The name and mailing address of the incorporator is Patrick L. Ferriere, Esq., 40 Wall Street, New York, New York 10005.

    SIXTH: The Corporation is to have perpetual existence.




    SEVENTH: The name and mailing address of the person who is to serve as director until the first annual meeting of



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stockholders or until his successor is elected and has qualified is:
    Name Address

    Mr. R.C. Clyde Parker    c/o Cole & Dietz
         40 Wall Street
         New York, NY 10005



Signed on December 27, 1978  Patrick L. Ferriere, Esq.
         Incorporator


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                             SURF's UP PUBLICATIONS,INC.


                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION




    Surf's Up Publications,Inc. a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is Surf's Up Publications,Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended in the following respects:

         (a) By striking out Article FIRST thereof, and by substituting in lieu of said article the following new Article FIRST:

         "FIRST:        The name of the Corporation is Western Empire
    Publications, Inc."

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         3. The Corporation has not yet received any payment for any of its stock.

         4. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Surf's Up Publications,Inc. has caused the Certificate to be signed by Frederick D. Schroeder, its Vice President,and attested to by Patrick L. Ferriere, its Assistant Secretary, this 6th day of February, 1979.

                                       Surf's Up Publications, Inc-.

                                     By___________________________
                                       --------------------------------------
                                       Frederick D. Schroeder, Vice President

    Attest:



    Patrick L. Ferriere, Assistant Secretary